UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure of Mr. Bennett and Mr. Bott

On February 8, 2018, SandRidge Energy, Inc. (“SandRidge” or the “Company”) announced that James D. Bennett was terminated from his position as President and Chief Executive Officer of the Company, effective February 8, 2018. Also on February 8, 2018, SandRidge announced that Julian Bott would be terminated from his position as Chief Financial Officer of the Company following a transition period that will end at the close of business on the day the Company files its Annual Report on Form 10-K for the fiscal year ended on December 31, 2017.

In connection with their terminations of employment, Messrs. Bennett and Bott will receive severance benefits in accordance with the terms of their Employment Agreements and the Separation Agreements attached thereto (the “Agreements”) that are applicable to a termination without “cause” within two years following a “Change in Control” (as such terms are defined in the Agreements, and which Change in Control occurred on October 4, 2016 upon the Company’s emergence from bankruptcy).

The foregoing is qualified in its entirety by reference to the full text of the Agreements which were filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2015 as Exhibit 10.3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2014 and on August 5, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which are incorporated herein by reference.

Appointment of Mr. Griffin as Interim President and CEO

Effective as of February 8, 2018, the board of directors (the “Board”) of the Company appointed William M. Griffin, Jr., a director of the Company since October 2016, to serve as the Company’s Interim President and Chief Executive Officer while the Company conducts a search for a permanent President and Chief Executive Officer. Following his appointment, Mr. Griffin will continue to serve on the Board, but he will no longer serve on the Board’s Audit and Compensation Committees.

Mr. Griffin has thirty-five years of technical and leadership experience with active public and privately owned upstream energy organizations in most oil and gas basins throughout the United States and Gulf of Mexico. Mr. Griffin most recently served as President and CEO of privately held Petro Harvester Oil & Gas from 2012 to August 2015. Mr. Griffin’s background also includes senior leadership positions as President of Ironwood Oil & Gas, Senior Vice President of El Paso Exploration and Production Company, and Vice President of Sonat Exploration Company. In addition to Petro Harvester Oil & Gas, Mr. Griffin previously served on the boards of Black Warrior Methane Corp. and Four Star Oil & Gas Company. Mr. Griffin began his career with TXO Production Corp. and is a registered professional engineer with a B.S. in mechanical engineering from Texas A&M University.

In connection with his appointment as interim President and Chief Executive Officer of the Company, the Company entered into an employment agreement with Mr. Griffin (the “Interim CEO Employment Agreement”). The Interim CEO Employment Agreement has a term expiring five days after the date a successor President and Chief Executive Officer President is appointed by the Board, unless terminated earlier by either party upon 30 days advance written notice (the “Employment Term”).

During the Employment Term, Mr. Griffin (i) will receive a monthly salary of $70,000, prorated for any partial month of service during the Employment Term; (ii) will be eligible to participate in a bonus program with a target bonus equal to 50% of Mr. Griffin’s salary with the amount of the bonus actually paid to Mr. Griffin being determined by the Compensation Committee of the Board (the “Committee”) based on performance objectives established by the Committee; provided, however, that in the event of a Change in Control as defined in the Interim CEO Employment Agreement, Mr. Griffin’s right to payments under the bonus program will vest for the duration of the Employment Term and such payments will be made for the duration of the Employment Term at the greater of the target bonus or the amount calculated by the Committee; (iii) will continue to receive an annual equity compensation award as granted to non-employee members of the Board, but will not receive an annual cash retainer or any other cash fees payable to non-employee members of the Board; (iv) will continue to vest in any outstanding equity awards as if he remained a non-employee director during the Employment Term; (v) will be eligible to participate in the employee benefit plans and programs available to senior executives of the Company; and (vi) will be reimbursed for expenses incurred in the performance of his duties, including (a) reasonable commuting costs incurred for travel from his residence in Dallas, Texas to the Company’s headquarters in Oklahoma City, Oklahoma, and (b) up to $2,500 monthly for the cost of housing in or near Oklahoma City, Oklahoma. Mr. Griffin will not be entitled to participate in any severance plan or otherwise receive any severance benefits or participate in the Company’s employee equity compensation program.

This summary is qualified in its entirety by reference to the full text of the Interim CEO Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Appointment of Mr. Johnson as Interim CFO

The Board has also appointed Michael A. Johnson, the Company’s Senior Vice President and Chief Accounting Officer since August 15, 2017, to serve as the Company’s Interim Chief Financial Officer, effective upon the termination of Mr. Bott’s employment.

Prior to joining SandRidge, Mr. Johnson served as Senior Vice President – Accounting, Controller and Chief Accounting Officer at Chesapeake Energy Corporation from 2000 until May 10, 2017 and served as its Vice President of Accounting and Financial Reporting from 1998 to 2000 and as Assistant Controller from 1993 to 1998. From 1991 to 1993, Mr. Johnson served as Project Manager of Phibro Energy Production, Inc. From 1987 to 1991, he served as an Audit Manager of Arthur Andersen & Co. Mr. Johnson is a Certified Public Accountant and graduated from the University of Texas at Austin in 1987.

It is anticipated that Mr. Johnson’s compensation arrangements will continue pursuant to the employment agreement he entered into with the Company in connection with his appointment as the Company’s Senior Vice President and Chief Accounting Officer, as previously disclosed in the Company’s Current Report on Form 8-K, filed with the Commission on August 1, 2017.

Appointment of Ms. Barnes as Director

The Board, upon recommendation of its Nominating and Governance Committee, appointed Sylvia K. Barnes to serve as a director of the Company effective as of February 8, 2018. The Board affirmatively determined that Ms. Barnes is an “independent” director under the rules of the Securities and Exchange Commission and the New York Stock Exchange. Ms. Barnes was also appointed by the Board to serve as a member of the Audit and Compensation Committees of the Board.

Sylvia K. Barnes is a Principal and owner of Tanda Resources LLC, a privately-held oil & gas investment and consulting company and has over 15 years of experience in energy investment banking practice. As a banker Ms. Barnes devoted her career to serving companies in the upstream oil and gas sector and she successfully executed a variety of mergers, acquisitions and divestiture transactions, and advised on public and private equity offerings and private debt and equity placements. Ms. Barnes is a member of the board of directors of Halcon Resources Corporation and serves on the Audit and Reserves Committees. Ms. Barnes began her career as a reservoir engineer for Esso Resources. Ms. Barnes graduated from the University of Manitoba with a Bachelor of Science in Engineering, was a licensed professional engineer in Alberta and earned a Masters of Business Administration in Finance from York University.

The Company will enter into an indemnification agreement with Ms. Barnes, which indemnification agreement is materially consistent with the Form of Indemnification Agreement for Directors and Officers, which was filed with the Commission on October 7, 2016 as Exhibit 10.9 to the Company’s Current Report on Form 8-K. The indemnification agreement generally requires the Company to (i) indemnify Ms. Barnes to the fullest extent permitted under Delaware law against liabilities that may arise by reason of her service to the Company and (ii) advance expenses reasonably incurred as a result of any proceeding against her as to which they could be indemnified.

Ms. Barnes will receive the same compensation for service on the Board as the other non-employee directors. The specific terms of such compensation are described further in the Company’s annual proxy statement that was filed with the Commission on April 28, 2017. Any compensation paid to Ms. Barnes in 2018 will be prorated from the date of her appointment.

Related Persons

There are no arrangements or understandings between Ms. Barnes, Mr. Griffin or Mr. Johnson and any other person pursuant to which Ms. Barnes, Mr. Griffin or Mr. Johnson was appointed to the Board or as an executive officer of the Company, as applicable, and there are no relationships between Ms. Barnes, Mr. Griffin or Mr. Johnson and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

On February 8, 2018, SandRidge issued a press release relating to the termination of Messrs. Bennett and Bott from their positions as Chief Executive Officer and Chief Financial Officer, respectively, the appointment of Mr. Griffin and Mr. Johnson as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, and the appointment of Ms. Barnes as a director of the Company. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 8, 2018, SandRidge issued a press release attaching a letter to SandRidge stockholders announcing the Company’s updated strategic objectives, the Company’s 2018 capital program with moderate outspend, and the Company’s intention to significantly reduce general and administrative cash expenses. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included with respect to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 and 99.2, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to expectations about the hiring of a permanent Chief Executive Officer. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, including, but not limited to, risks and uncertainties related to the timing of the Company’s hiring of a permanent Chief Executive Officer and other risks and uncertainties described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed on November 3, 2017, and in any subsequent filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective as of February 8, 2018, between SandRidge Energy, Inc. and William M. Griffin, Jr.

99.1	Press release dated February 8, 2018 relating to the termination of Messrs. Bennett and Bott from their positions as Chief Executive Officer and Chief Financial Officer, respectively, the appointment of Mr. Griffin and Mr. Johnson as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, and the appointment of Ms. Barnes as a director of the Company.

99.2	Press release dated February 8, 2018 attaching a letter to SandRidge stockholders announcing the Company’s updated strategic objectives, the Company’s 2018 capital program with moderate outspend, and the Company’s intention to significantly reduce general and administrative cash expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: February 9, 2018	By:	/s/ Philip T. Warman
Philip T. Warman
Executive Vice President, General Counsel and Corporate Secretary